Exhibit 99








                           Immediate April 29, 1998






                              NATIONAL FUEL REPORTS
                             SECOND QUARTER RESULTS

Buffalo, New York: National Fuel Gas Company (National Fuel) (NYSE:NFG) today reported earnings, exclusive of a special oil and gas item, of $57.8 million, or $1.51 per share for the second quarter of fiscal 1998 ended March 31, 1998. This compares with earnings of $57.1 million, or $1.50 per share for the second quarter of fiscal 1997. Including the non-cash special item, National Fuel had a loss of $21.3 million, or $0.56 per share. The special item is a $79.1 million (after-tax) non-cash impairment of Seneca Resources Corporation's (Seneca) (a wholly-owned subsidiary of National Fuel) oil and gas assets. This quarter's earnings also reflect $5.0 million of after-tax income from the settlement of the primary issues relating to IRS audits of years 1977 - 1994.

         Earnings for the first six months of fiscal 1998, exclusive of the non-cash impairment of Seneca's oil and gas assets and the non-cash cumulative effect of a change in accounting, were $95.4 million, or $2.50 per share. This compares with earnings of $95.7 million, or $2.52 per share for the first six months of fiscal 1997. Including the non-cash special items, earnings for the first six months of fiscal 1998 were $7.2 million, or $0.19 per share. The accounting change was a change in depletion methods for Seneca's oil and gas assets, which had a $9.1 million (after-tax) non-cash cumulative effect through October 1, 1997.

DISCUSSION OF ASSET IMPAIRMENT AND CUMULATIVE EFFECT OF A CHANGE IN DEPLETION METHOD

         Seneca follows the full-cost method of accounting for its oil and gas operations. Under this method, capitalized costs are limited by a present worth calculation of future revenues from oil and gas assets (full-cost ceiling). The surplus of crude oil world-wide has caused oil prices to drop to their lowest level in recent years, and gas prices have been negatively impacted by a warmer than normal winter influenced by "El Nino." As a result of these lower prices, a non-cash asset impairment of $129 million (pre-tax) was recorded as of March 31, 1998.
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Page 2


         Seneca has changed its method of depletion for oil and gas properties from the gross revenue method to the units of production method. The new method was adopted because it provides a better measure of depletion expense and is the preferable method used by oil and gas producing companies. Seneca's recent acquisition activities will increase its scope of operations in relation to National Fuel's operations1,2,3 making now the right time for the change in depletion methods. The units of production method has been applied retroactively to prior years to determine the $9.1 million, net of income tax, cumulative effect as of October 1, 1997. Depletion of oil and gas properties for the quarter and six months ended March 31, 1998, has been computed under the newly adopted units of production method. Since Seneca changed its method of depletion for its oil and gas producing properties in the second quarter of its fiscal year, the first quarter financial results of National Fuel have been restated and are included on page 7 of this release.

DISCUSSION OF SECOND QUARTER EARNINGS

         Bernard J. Kennedy, Chairman, President and Chief Executive Officer, remarked: "The non-cash write-down of Seneca's oil and gas assets is just that, a non-cash event. The oil and gas reserves are still in the ground, they will be produced and sold in the market place for cash in the future.1,2 Excluding the non-cash write-down, earnings for the quarter were up from last year in spite of the warmer than normal weather served up by Mother Nature and her son, El Nino, and its impact on sales volumes and prices. Our diversification effort in recent years along with the strong performance of our management team and workforce has made this positive performance possible."

         The increase in earnings for the quarter (exclusive of the asset impairment noted above) as compared with the prior year's quarter resulted from higher earnings in the Exploration and Production, International, and Pipeline and Storage segments offset in part by lower earnings in the Utility segment.

         In the Exploration and Production segment, earnings are up (exclusive of the asset impairment noted above) due to Seneca's portion of interest income related to the previously mentioned recent settlement of IRS audits. Partly offsetting this increase was lower income from operations mainly because of lower production and prices of both oil and gas. Details of production and prices can be found on page 9 of this release. The expected decline in production of West Cameron 552 and delays in drilling due to rig unavailability are the major causes of the production decline.



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

         During the quarter, Seneca announced the acquisition of the oil and gas assets of the Whittier Trust, as well as the signing of a definitive purchase agreement for the tender offer on the outstanding shares of HarCor Energy, Inc. Additionally, Seneca announced its intention to acquire the assets of the Bakersfield Energy Group. Combined, these three acquisitions will cost approximately $260.5 million, including the assumption of debt.1,3 Seneca's proved reserves will then total 68.2 million barrels of oil, and 301 billion cubic feet of natural gas.1,3

         The International segment has experienced increases from Horizon Energy Development, Inc.'s (Horizon) share of earnings from its two main investments in district heating and power generation operations located in the Czech Republic. Horizon initially invested in Serveroceske Teplarny, a.s. (SCT) in April 1997, and owned a 75.2% interest at March 31, 1998 (Horizon's ownership interest increased to 82.6% in April 1998, upon completion of a tender offer). More recently, in January 1998, Horizon invested in Prvni severozapadni teplarenska, a.s. (PSZT), and owns a 75.3% interest at March 31, 1998.

         In the Pipeline and Storage segment, earnings are up due to National Fuel Gas Supply Corporation's (Supply Corporation) portion of interest income related to the previously mentioned recent settlement of IRS audits. Additional income taxes related to certain unsettled issues were also recorded. Mostly offsetting the net increase related to the IRS audits was lower revenue from unbundled pipeline sales and open access transportation and reserves established for preliminary costs incurred to date related to proposed pipeline projects. Certain of these costs for which reserves were established may be recovered at a future date.

         In the Utility segment, earnings are down from the prior year's mainly because of the impact of warmer weather in the Pennsylvania jurisdiction and the consequent overall lower usage per account. In addition, the Utility segment incurred interest expense, net of related rate recovery, related to the previously referred to recent settlement of IRS audits.

         Kennedy added: "We are very optimistic about our long-term earnings growth potential in both our Exploration and Production and International segments where we have been busy with acquisitions.1,2,3,4 The California oil and gas acquisitions significantly enhance the long-term growth potential of Seneca by more than doubling its reserve base to 710 billion cubic feet equivalent.1,2,3 In the Czech Republic, we have acquired a majority interest in two companies that produce electric power and steam heat within the northern Bohemia region. This should provide us with both significant synergistic and other growth opportunities.1,4 In addition, in the Pipeline and Storage segment, the Independence Pipeline partnership recently announced that it executed and filed with the Federal Energy

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

Regulatory Commission a precedent agreement with a new shipper for 99,000 dekatherms of gas per day. This brings the level of capacity subscribed on the Independence Pipeline to just over 68%."

DISCUSSION OF SIX-MONTH RESULTS

         The slight decrease in earnings for the six months ended March 31, 1998 (exclusive of the two special oil and gas items noted above) as compared with the prior year reflects lower earning of the Utility and the Exploration and Production segments, mostly offset by higher earnings in the International and Pipeline and Storage segments. Both the Utility and Exploration and Production segments were negatively impacted by warmer than normal weather, which reduced demand and prices. The International segment's earnings increased because of its share of earnings from its investments in the Czech Republic. In addition, the December 1996 quarter included non-recurring significant expenses associated with the dissolution of Sceptre Power Company. As noted in the quarter discussion above, the impacts of the settlement of the primary issues relating to IRS audits contributed to higher earnings in the Pipeline and Storage segment and partially offset the decreased earnings in the Exploration and Production segment, while reducing the earnings of the Utility segment.


                  National Fuel is an integrated natural gas company with $2.7 billion in assets. Its principal subsidiaries are National Fuel Gas Distribution Corporation, a public utility serving over 731,000 customers in western New York and northwestern Pennsylvania, National Fuel Gas Supply Corporation, which owns and operates a 3,171 mile gas pipeline network extending from southwestern Pennsylvania to the New York-Canadian border at Niagara Falls, Seneca Resources Corporation, an exploration and production company headquartered in Houston, Texas, and active in the Gulf Coast region of Texas and Louisiana, California and the Appalachian region, and Horizon Energy Development, Inc. a company that invests in international energy operations with its primary focus currently in the Czech Republic.


------------------------

1 This statement is a forward-looking statement as defined by the Private Securities Litigation Reform Act of 1995. While National Fuel's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, actual results may differ materially. Furthermore, such statement speaks only as of the date on which it is made, and National Fuel undertakes no obligation to update the statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.


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

------------------------

2 See Note 1. In addition to other factors, the following are important factors that could cause actual results to differ materially: Competitive conditions, availability and/or price of natural gas and oil, ability to produce gas and oil, availability and/or price of derivative financial instruments, inability of counterparties to meet their obligations with respect to derivative financial instruments and changes in accounting principles and/or the application of such principles to National Fuel.

3 See Note 1. In addition to other factors, the following are important factors that could cause actual results to differ materially: The outcome of the tender offer for HarCor Energy, Inc. (HarCor), the results of due diligence investigations, and any material changes in HarCor prior to closing, the timing and extent of changes in commodity prices, and the timing and extent of success in discovery, developing and producing oil and gas reserves.

4 See Note 1. In addition to other factors, the following are important factors that could cause actual results to differ materially: Past and future actions of PSZT and SCT, changes in economic conditions and competitive conditions affecting those entities, and governmental/regulatory initiatives and actions.

Page 6

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                                   (Unaudited)

(Thousands of Dollars, except per share amounts)

                                              Three Months Ended      Six Months Ended
                                                   March 31,               March 31,
                                              --------------------    --------------------

SUMMARY OF OPERATIONS                            1998       1997         1998       1997
---------------------                        ----------   ----------   ----------   ----------

Operating Revenues                           $  462,648   $  498,704   $  833,669   $  862,196

Operating Expenses:
  Purchased Gas                                 188,874      251,573      353,141      415,664
  Operation Expense and Maintenance             113,267       77,345      189,461      151,239
  Property, Franchise and Other Taxes            30,680       35,676       54,891       60,233
  Depreciation, Depletion and Amortization       26,798       29,096       57,918       55,685
  Impairment of Oil and Gas Producing
    Properties                                  128,996            -      128,996            -
  Income Taxes - Current                         40,505       36,731       62,100       53,463
               - Deferred                       (50,244)      (2,529)     (48,890)       2,948
                                             ----------   ----------   ----------   ----------
                                                478,876      427,892      797,617      739,232
                                             ----------   ----------   ----------   ----------

Operating Income (Loss)                         (16,228)      70,812       36,052      122,964
Other Income                                     25,594          584       26,762        1,322
                                             ----------   ----------   ----------   ----------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                9,366       71,396       62,814      124,286

Interest Charges                                 28,226       14,287       43,713       28,587
Minority Interest in Foreign Subsidiaries        (2,402)           -       (2,829)           -
                                             ----------   ----------   ----------   ----------

Income (Loss) Before Cumulative Effect          (21,262)      57,109       16,272       95,699
Cumulative Effect of Change in Accounting for
  Depletion                                           -            -       (9,116)           -
                                             ----------   ----------   ----------   ----------
Net Income (Loss) Available for Common Stock $  (21,262)  $   57,109   $    7,156   $   95,699
                                             ==========   ==========   ==========   ==========


Basic Earnings Per Common Share:
  Income (Loss) Before Cumulative Effect     $    (0.56)  $     1.50   $     0.43   $     2.52
  Cumulative Effect of Change in Accounting
    for Depletion                                     -            -        (0.24)           -
                                             ----------   ----------   ----------   ----------
  Net Income (Loss) Available for Common
    Stock                                    $    (0.56)  $     1.50   $     0.19   $     2.52
                                             ==========   ==========   ==========   ==========

Diluted Earnings per Common Share:
  Income Before Cumulative Effect                N/A      $     1.48   $     0.42   $     2.49
  Cumulative Effect of Change in Accounting
    for Depletion                                    -             -        (0.24)           -
                                             ----------   ----------   ----------   ----------
  Net Income Available for Common Stock          N/A      $     1.48   $     0.18   $     2.49
                                             ==========   ==========   ==========   ==========

Weighted Average Common Shares:
  Used in Basic Calculation                  38,263,632   38,090,435   38,230,331   38,020,555
                                             ==========   ==========   ==========   ==========

  Used in Diluted Calculation                    N/A      38,463,700   38,673,312   38,369,701
                                             ==========   ==========   ==========   ==========

Pro Forma Amounts*
  Net Income (Loss) Available for Common
    Stock                                    $  (21,262)  $   57,637   $   16,272   $   95,597
                                             ==========   ==========   ==========   ==========


  Earnings (Loss) per Common Share:
     Basic                                   $    (0.56)  $     1.51   $     0.43   $     2.51
                                             ==========   ==========   ==========   ==========

     Diluted                                      N/A     $     1.50   $     0.42   $     2.49
                                             ==========   ==========   ==========   ==========

N/A - Not applicable due to antidilution.
*  Assumes   retroactive   application  of  new  depletion   method  to  provide
comparability of periods presented.

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                                   (Unaudited)
(Thousands of Dollars, except per share amounts)
                                                Three Months Ended
                                                   December 31,

SUMMARY OF OPERATIONS                           1997*         1996
---------------------                       ----------   -----------

Operating Revenues                          $  371,021   $   363,492

Operating Expenses:
  Purchased Gas                                164,267       164,091
  Operation Expense and Maintenance             76,194        73,894
  Property, Franchise and Other Taxes           24,210        24,556
  Depreciation, Depletion and Amortization      31,120        26,589
  Income Taxes - Current                        21,595        16,732
               - Deferred                        1,355         5,477
                                            ----------   -----------
                                               318,741       311,339
                                            ----------   -----------

Operating Income                                52,280        52,153
Other Income                                     1,168           737
                                            ----------   -----------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries              53,448        52,890

Interest Charges                                15,487        14,300
Minority Interest in Foreign Subsidiaries         (427)            -
                                            ----------   -----------

Income Before Cumulative Effect                 37,534        38,590
Cumulative Effect of Change in Accounting
   for Depletion                                (9,116)            -
                                            ----------   -----------
Net Income Available for Common Stock       $   28,418   $    38,590
                                            ==========   ===========

Basic Earnings Per Common Share:
  Income Before Cumulative Effect           $     0.98      $  1.02
  Cumulative Effect of Change in Accounting
    for Depletion                                (0.24)           -
                                            ----------   ----------
  Net Income Available for Common Stock     $     0.74   $     1.02
                                            ==========   ==========

Diluted Earnings per Common Share:
  Income Before Cumulative Effect           $     0.97      $  1.01
  Cumulative Effect of Change in Accounting
    for Depletion                                (0.24)           -
                                            ----------   ----------
  Net Income Available for Common Stock     $     0.73   $     1.01
                                            ==========   ==========

Weighted Average Common Shares:
  Used in Basic Calculation                 38,197,757   37,952,194
                                            ==========   ==========
  Used in Diluted Calculation               38,630,484   38,277,745
                                            ==========   ==========

Pro Forma Amounts**
  Net Income Available for Common Stock     $   37,534   $   37,960
                                            ==========   ==========

  Earnings per Common Share:
     Basic                                  $     0.98   $     1.00
                                            ==========   ==========
     Diluted                                $     0.97   $     0.99
                                            ==========   ==========

* Restated to reflect cumulative effect in the change in accounting for depletion in the first quarter of fiscal 1998.

**  Assumes   retroactive   application  of  new  depletion  method  to  provide
comparability of periods presented.


                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                               SEGMENT INFORMATION
                               -------------------
                             (Thousands of Dollars)
                                   (Unaudited)

                                 Three Months Ended              Six Months Ended
                                      March 31,                       March 31,
                           -------------------------------    -------------------------------
                                                 Increase                           Increase
                              1998      1997    (Decrease)     1998       1997     (Decrease)
                           ---------  --------- ----------   ----------  ---------  ---------
Operating Revenues:
------------------
  Utility                  $ 342,370  $ 417,961  $ (75,591)  $  633,211  $ 715,580  $ (82,369)
  Pipeline and Storage        42,332     43,661     (1,329)      88,189     88,155         34
  Exploration and
    Production                24,819     32,297     (7,478)      49,528     62,379    (12,851)
  International               42,558        796     41,762       54,147      1,524     52,623
  Other Nonregulated          37,149     35,794      1,355       61,326     51,540      9,786
                           ---------  ---------  ---------   ----------  ---------  ---------
                             489,228    530,509    (41,281)     886,401    919,178    (32,777)
                           ---------  ---------  ---------   ----------  ---------  ---------
Intersegment Revenues        (26,580)   (31,805)     5,225      (52,732)   (56,982)     4,250
                           ---------  ---------  ---------   ----------  ---------  ---------
                           $ 462,648  $ 498,704  $ (36,056)  $  833,669  $ 862,196  $ (28,527)
                           =========  =========  =========   ==========  =========  =========

Operating Income (Loss)
  Before Income Taxes:
---------------------
  Utility                  $  72,378  $  73,299  $    (921)  $  119,854  $ 119,023  $     831
  Pipeline and Storage        14,166     18,320     (4,154)      37,016     37,783       (767)
  Exploration and
    Production(1)           (119,815)    11,870   (131,685)    (116,368)    24,446   (140,814)
  International                6,024      1,504      4,520        6,909     (1,587)     8,496
  Other Nonregulated           1,870        790      1,080        2,943      1,189      1,754
  Corporate                     (590)      (769)       179       (1,092)    (1,479)       387
                           ---------  ---------  ---------   ----------  ---------  ---------
                           $ (25,967) $ 105,014  $(130,981)  $   49,262  $ 179,375  $(130,113)
                           =========  =========  =========   ==========  =========  =========

Depreciation, Depletion
  and Amortization:
------------------
  Utility                  $   8,650  $   8,282  $     368   $   17,300  $  16,565  $     735
  Pipeline and Storage         5,557      5,453        104       11,148     10,843        305
  Exploration and
    Production(2)              9,121     13,585     (4,464)      23,926     25,155     (1,229)
  International                2,067         67      2,000        2,616         75      2,541
  Other Nonregulated           1,402      1,708       (306)       2,926      3,045       (119)
  Corporate                        1          1          -            2          2          -
                          ----------  ---------  ---------   ----------  ---------  ---------
                          $   26,798  $  29,096  $  (2,298)  $   57,918  $  55,685  $   2,233
                          ==========  =========  =========   ==========  =========  =========

Capital Expenditures:
--------------------
  Utility                 $   11,585  $  14,126  $  (2,541)  $   25,190  $  30,291  $  (5,101)
  Pipeline and Storage         5,582      4,449      1,133        9,633      6,678      2,955
  Exploration and
    Production               159,484     29,751    129,733      179,428     45,781    133,647
  International                4,143         37      4,106        5,192        241      4,951
  Other Nonregulated           1,118     12,319    (11,201)       1,447     12,386    (10,939)
                          ----------  ---------  ---------   ----------  ---------  ---------
                          $  181,912  $  60,682  $ 121,230   $  220,890  $  95,377  $ 125,513
                          ==========  =========  =========   ==========  =========  =========


(1)    Includes noncash impairment charge of $128,996,000.

(2) Effective October 1, 1997, the Exploration & Production segment changed its method of depletion for its oil and gas operations from the Gross Revenue method to the Unit of Production method. Fiscal 1998 depletion was determined under the newly adopted Unit of Production method, while fiscal 1997 depletion was determined under the Gross Revenue method. Had 1997 depletion been determined under the Unit of Production method, depletion for the three and six months ended March 31, 1997 would have been $860,000 lower and $167,000 higher, respectively, than the amounts shown.




                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                     EXPLORATION AND PRODUCTION INFORMATION
                     --------------------------------------


                                                Three Months Ended            Six Months Ended
                                                     March 31,                     March 31,
                                            --------------------------    ---------------------------
                                                             Increase                       Increase
                                             1998    1997   (Decrease)     1998    1997    (Decrease)
                                            ------  -------  ---------    ------   ------   ---------

Gas Production/Prices:
---------------------
Production (MMcf)
  Gulf Coast                                 5,860   7,719   (1,859)      12,701   15,520   (2,819)
  West Coast                                   157     337     (180)         412      551     (139)
  Appalachia                                 1,276   1,293      (17)       2,484    2,574      (90)
                                            ------  ------   ------       ------   ------   ------
                                             7,293   9,349   (2,056)      15,597   18,645   (3,048)
Weighted Average Prices (Per Mcf)
  Gulf Coast                                $ 2.27  $ 2.96   $(0.69)      $ 2.68   $ 2.95   $(0.27)
  West Coast                                  1.69    2.18    (0.49)        2.13     1.96     0.17
  Appalachia                                  3.10    3.97    (0.87)        3.06     3.22    (0.16)
    Average                                   2.40    3.07    (0.67)        2.73     2.95    (0.22)
    Average after Hedging                     2.38    2.46    (0.08)        2.21     2.30    (0.09)

Oil Production/Prices:
---------------------
Production (Thousands of Barrels)
  Gulf Coast                                   296     362      (66)         610      746     (136)
  West Coast                                    80     124      (44)         194      250      (56)
  Appalachia                                     2       3       (1)           5        5        -
                                            ------  ------   ------       ------   ------   ------
                                               378     489     (111)         809    1,001     (192)
                                            ======  ======   ======       ======   ======   ======

Weighted Average Prices (Per Barrel)
  Gulf Coast                                $14.83  $22.44   $(7.61)      $16.98   $23.39   $(6.41)
  West Coast                                 11.81   19.97    (8.16)       14.20    20.41    (6.21)
  Appalachia                                 15.80   23.16    (7.36)       17.93    23.05    (5.12)
    Average                                  14.19   21.82    (7.63)       16.32    22.64    (6.32)
    Average after Hedging                    15.98   18.32    (2.34)       16.62    18.84    (2.22)



                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                           SYSTEM NATURAL GAS VOLUMES
                           --------------------------
                        (millions of cubic feet - MMcf)

                                              Three Months Ended             Six Months Ended
                                                   March 31,                      March 31,
                                          ---------------------------     ---------------------------

                                                            Increase                        Increase
                                           1998     1997   (Decrease)     1998      1997   (Decrease)
                                          -------  -------   -------     -------   -------   -------


Utility Gas Sales
    Residential                            31,221   37,720    (6,499)     56,010    63,524    (7,514)
    Commercial                              7,273   10,153    (2,880)     13,187    16,989    (3,802)
    Industrial                              1,227    1,725      (498)      2,469     3,023      (554)
    Off-System                              6,470    4,381     2,089      10,948     8,428     2,520
                                          -------  -------   -------     -------   -------   -------
                                           46,191   53,979    (7,788)     82,614    91,964    (9,350)
                                          -------  -------   -------     -------   -------   -------

Non-Utility Gas Sales
    Production  (in equivalent
    MMcf)                                   9,563   12,284    (2,721)     20,453    24,652    (4,199)
                                          -------  -------   -------     -------   -------   -------

Total Gas Sales                            55,754   66,263   (10,509)    103,067   116,616   (13,549)
                                          -------  -------   -------     -------   -------   -------

Transportation
    Utility Operation                      20,682   19,149     1,533      35,332    33,036     2,296
    Pipeline and Storage                  101,490  109,093    (7,603)    195,893   195,093       800
    Nonregulated                                -       60       (60)        276        60       216
                                          -------  -------   -------     -------   -------   -------
                                          122,172  128,302    (6,130)    231,501   228,189     3,312
                                          -------  -------   -------     -------   -------   -------

Marketing Volumes                           9,339    7,304     2,035      14,520    11,820     2,700
                                          -------  -------   -------     -------   -------   -------

Less Inter and Intrasegment Volumes:
    Transportation                         58,351   66,982    (8,631)    102,743   110,665    (7,922)
    Production                              1,064    1,038        26       2,058     2,154       (96)
                                          -------  -------   -------     -------   -------   -------
                                           59,415   68,020    (8,605)    104,801   112,819    (8,018)
                                          -------  -------   -------     -------   -------   -------


Total System Natural Gas Volume           127,850  133,849    (5,999)    244,287   243,806       481
                                          =======  =======   =======     =======   =======   =======




                                   DEGREE DAYS
                                   -----------

                                                              Percent Colder
                                                              (Warmer) Than:
Three Months Ended March 31   Normal    1998      1997       Normal   Last Year
---------------------------   ------    ----      ----       ------   ---------

  Buffalo, NY                 3,344     2,785     3,194      (16.7)    (12.8)
  Erie, PA                    3,198     2,547     2,996      (20.4)    (15.0)

Six Months Ended March 31
-------------------------

  Buffalo, NY                 5,606     5,079     5,450       (9.4)     (6.8)
  Erie, PA                    5,243     4,643     5,123      (11.4)     (9.4)

                           NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                                   (Unaudited)

Quarter Ended March 31                               1998           1997
----------------------                         --------------  --------------

  Operating Revenues                           $  462,648,000  $  498,704,000
                                               ==============  ==============

  Net Income (Loss) Available for Common Stock $  (21,262,000) $   57,109,000
                                               ==============  ==============

  Earnings (Loss)  Per Common Share:
     Basic                                     $        (0.56) $         1.50
                                               ==============  ==============
     Diluted                                            N/A              1.48
                                               ==============  ==============

    Weighted Average Common Shares:
       Used in Basic Calculation                    38,263,632     38,090,435
                                               =============== ==============
       Used in Diluted Calculation                     N/A         38,463,700
                                               =============== ==============

Six Months Ended March 31
-------------------------

  Operating Revenues                           $  833,669,000  $  862,196,000
                                               ==============  ==============

  Income Before Cumulative Effect              $   16,272,000  $   95,699,000
  Cumulative Effect of Change in Accounting
    for Depletion                                  (9,116,000)              -
                                               --------------  --------------
  Net Income  Available for Common Stock       $    7,156,000  $   95,699,000
                                               ==============  ==============

  Basic Earnings (Loss) Per Common Share:
     Income Before Cumulative Effect           $         0.43  $         2.52
     Cumulative Effect of Change in Accounting
     for Depletion                                      (0.24)              -
                                               --------------  --------------
     Net Income  Available for Common Stock    $         0.19  $         2.52
                                               ==============  ==============

  Diluted Earnings (Loss) Per Common Share:
     Income Before Cumulative Effect           $         0.42  $         2.49
     Cumulative Effect of Change in Accounting
     for Depletion                                      (0.24)              -
                                               --------------  --------------
     Net Income  Available for Common Stock    $         0.18  $         2.49
                                               ==============  ==============

    Weighted Average Common Shares:
       Used in Basic Calculation                   38,230,331      38,020,555
                                               ==============  ==============
       Used in Diluted Calculation                 38,673,312      38,369,701
                                               ==============  ==============

Twelve Months Ended March 31

  Operating Revenues                           $1,237,284,000  $1,261,509,000
                                               ==============  ==============

  Income Before Cumulative Effect              $   35,261,000  $  112,287,000
  Cumulative Effect of Change in Accounting
    for Depletion                                  (9,116,000)              -
                                               --------------  --------------
  Net Income Available for Common Stock        $   26,145,000  $  112,287,000
                                               ==============  ==============

  Basic Earnings (Loss) Per Common Share:
     Income Before Cumulative Effect           $         0.92  $         2.96
     Cumulative Effect of Change in Accounting
     for Depletion                                      (0.24)              -
                                               --------------  --------------
     Net Income Available for Common Stock     $         0.68  $         2.96
                                               ==============  ==============

  Diluted Earnings (Loss) Per Common Share:
     Income Before Cumulative Effect           $         0.91  $         2.94
     Cumulative Effect of Change in Accounting
       for Depletion                                    (0.24)              -
                                               --------------  --------------
     Net Income Available for Common Stock     $         0.67  $         2.94
                                               ==============  ==============

    Weighted Average Common Shares:
       Used in Basic Calculation                   38,188,112      37,875,142
                                               ==============  ==============
       Used in Diluted Calculation                 38,591,405      38,172,308
                                               ==============  ==============

N/A - Not applicable due to antidilution.